                                                                     Exhibit 5.1


                                                                  August 8, 2001

Cardiac Science, Inc.
16931 Millikan Avenue
Irvine, CA 92606

         Re:      Registration Statement on Form S-4

Gentlemen:

         We have examined the Registration Statement on Form S-4 to be filed by you with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,454,444 shares of your common stock, par value $0.001 per share (the "Shares"), to be issued in exchange for shares (the "Artema Shares") of Artema Medical AB, a Swedish corporation, as described in the Registration Statement.

         We assume that the Shares are to be issued in exchange for Artema Shares in the manner described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance of the Shares.

         It is our opinion that the Shares to be issued pursuant to the Registration Statement will be legally issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name whenever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                        Very truly yours,

                                                        /s/Breslow & Walker

                                                        Breslow & Walker, LLP